                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549





                                    FORM 8-K

                                 CURRENT REPORT


                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


                                January 30, 1997


                              AMERIGON INCORPORATED
                       (Exact Name of Issuer as Specified
                                 in its Charter)



     California                    0-21810                   95-431855-4
  (State or Other              (Commission File                 (IRS
    Jurisdiction                   Number)                    Employer
 of Incorporation                                          Identification
 Identification or                                             Number)
   Organization)



             404 East Huntington Drive, Monrovia, California  91016
             (Address of Principal Executive Offices)    (Zip Code)


                                 (818) 932-1200
                         (Registrant's telephone number,
                              including area code)

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Item 5.   Other Events

          To date, Amerigon Incorporated (the "Company") has focused on and invested substantial capital in four product technologies: heated and cooled seats, radar products, electric vehicles, and IVS-TM- audio navigation products. The Company has recently determined to focus its resources primarily on developing its heated and cooled seat and radar technologies. The Company is presently seeking to sell the IVS-TM- product line or find a strategic or financial partner to help further develop and market the IVS-TM-product. The Company is also presently seeking strategic and financial partners to help support continued development and marketing of the Company's electric vehicle systems. No assurance can be given that the Company's change in business strategy will prove successful or even beneficial to the Company. Further, no assurance can be given that the Company will be able to complete a sale of the IVS-TM- product line, obtain additional funding or attract strategic or financial partners or that, if such funding or partners were to be obtained, the electric vehicle or IVS-TM- products could be successfully developed. If the Company is unable to arrange such a relationship in the near term, the Company will attempt to sell its proprietary interests and other assets in and related to these technologies or abandon their development. No assurance can be given that the Company would be able to effect such a sale on terms favorable to the Company or at all.

          In addition to the risks associated with the Company's decision to focus its resources primarily on developing its heated and cooled seat and radar technologies, potential investors in the Company's securities should be aware of the following cautionary risk factors and consider them carefully in evaluating the Company and its business before purchasing the stock of the Company:

DEVELOPMENT STAGE COMPANY

          The Company's proposed future operations are subject to numerous risks associated with establishing new businesses, including, but not limited to, unforeseeable expenses, delays and complications, as well as specific risks of the industry in which the Company competes. There can be no assurance that the Company will be able to market any product on a commercial scale, achieve profitable operations or remain in business. To date, the Company's first developed product, the IVS-TM-, has not been commercially successful. The Company was formed in April 1991 and most of its products are still in the development stage. In addition, several of the Company's products are aimed at the electric vehicle market, which is still in its infancy and may never achieve commercial prominence. The likelihood of the success


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

of the Company must be considered in light of the problems, expenses, difficulties, complications and delays frequently encountered in connection with establishing a new business, including, without limitation, uncertainty as to market acceptance of the Company's products, marketing problems and expenses, competition and changes in business strategy. There can be no assurance that the Company will be successful in its proposed business activities.

          Moreover, except for the IVS-TM-, the Company's other products are in various stages of prototype development and will require the expenditure of significant funds for further development and testing in order to commence commercial sales. No assurance can be given that the Company will obtain such additional funds or that it will be successful in resolving all technical problems relating to its products or in developing the technology used in its prototypes into commercially viable products. The Company does not expect to generate any significant revenues from the sale of seat or radar products for at least 12 to 24 months, and no assurance can be given that such sales will ever materialize. Further, there can be no assurance that any of the Company's products, if successfully developed, will be capable of being produced in commercial quantities at reasonable costs or will be successfully marketed and distributed. See "Limited Marketing Capabilities; Uncertainty of Market Acceptance."

SUBSTANTIAL OPERATING LOSSES SINCE INCEPTION

          The Company has incurred substantial operating losses since its inception. At December 31, 1995 and at September 30, 1996, the Company had accumulated deficits since inception of $13,187,000 and $19,432,000, respectively. During the years ended December 31, 1994 and 1995, the Company had net losses of $4,235,000 and $3,237,000, respectively. For the nine months ended September 30, 1995 and 1996, the Company had net losses of $2,960,000 and $6,245,000, respectively. The Company has incurred additional losses and its accumulated deficit has increased since September 30, 1996. The Company's accumulated deficits are attributable to the costs of developmental and other start-up activities, including the industrial design, development and marketing of the Company's products and a significant loss incurred on a major electric vehicle development contract. See "Electric Vehicle Cost Overruns and Significant Contract Losses". The Company has continued to incur losses due to continuing expenses without significant revenues or profit margins on the sale of products, and expects to incur significant losses for the foreseeable future.

NEED FOR ADDITIONAL FINANCING

          The Company has experienced negative cash flow since its


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inception and has expended, and expects to continue to expend, substantial funds to continue its development efforts. The Company has not generated and does not expect to generate in the foreseeable future sufficient revenues from the sales of its principal products to cover its operating expenses.
In October, 1996, the Company completed a private placement of $3,000,000 of its debt securities (the "Bridge Financing"), the net proceeds of which have since been spent, in part to help fund the Company's operating expenses. On January 29, 1997, the Company borrowed an additional $100,000 from Lon E. Bell, Ph.D., Chief Executive Officer, President, Chairman of the Board of Directors, founder and a principal shareholder of the Company, for working capital purposes, which loan is due and payable on the earlier of March 1, 1997 or, if the Offering (as defined below) is completed, the day after the completion of such Offering. The Company previously borrowed $200,000 from Dr. Bell for working capital purposes, which loan remains outstanding and is due and payable on demand. See "Potential Conflicts of Interest" herein. The Company anticipates that it will need to borrow additional amounts to help fund its operating expenses prior to the earliest date that the Offering could be completed, if completed at all. No assurance can be given that the Company will be able to obtain such additional amounts on terms affordable to the Company or at all.

          On December 6, 1996, the Company filed with the Securities and Exchange Commission (the "Commission") a registration statement (the "Registration Statement") relating to a contemplated public offering (the "Offering") of the Company's equity securities, the net proceeds of which Offering are intended to be used to repay the Company's obligations under the Bridge Financing, to repay the working capital loans from Dr. Bell, to help fund the Company's operating expenses and for certain other purposes. The Offering will be made only by means of a prospectus and will not be made until and unless the Registration Statement has been declared effective by the Commission. No assurance can be given that the Registration Statement will be declared effective by the Commission or that, even if the Registration Statement is declared effective, the Offering will ultimately be undertaken or completed.

          Even after the completion of the Offering, the Company will require additional financing through bank borrowings, debt or equity financing or otherwise to finance its planned operations. If additional funds are not obtained when needed, the Company will be required to significantly curtail its activities, dispose of one or more of its technologies and/or cease operations and liquidate. If and when the Company is able to commence commercial production of its heated and cooled seat or radar products, the Company will incur significant expenses for tooling product parts and to set up manufacturing and/or assembly processes. In part as a result of the Company's anticipated capital requirements, management is currently seeking to sell the IVS-TM-product line or enter into collaborative or other arrangements with financial or strategic corporate partners to develop the IVS-TM- product and its electric vehicle technologies. No assurance can be given that such alternate funding sources can be obtained or will provide sufficient, or any, financing for the Company. Moreover, the licensing agreements for the Company's current and potential future rights to licensed technology generally require the payment of minimum royalties. For the fiscal year ended December 31, 1996, the Company paid a total of approximately $140,000 in royalties. In the event the Company is unable to pay such royalties or otherwise breaches such licensing agreements, the Company would lose its rights to the technology, which would have a material adverse effect on the Company's business.

          In light of the foregoing, and the significant losses experienced on the Company's major electric vehicle contract (see


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

"Electric Vehicle Cost Overruns and Significant Contract Losses"), it is likely that the report of the Company's independent accountants with respect to the Company's financial statements as of and for the period ended December 31, 1996 will contain an explanatory paragraph concerning the Company's ability to continue as a going concern without obtaining additional financing.

ELECTRIC VEHICLE COST OVERRUNS AND SIGNIFICANT CONTRACT LOSSES

          In its results for the nine months ended September 30, 1996, the Company reported cost overruns on the approximately $9.6 million electric vehicle contract now in process that resulted in the Company recording charges to operations for the ultimate estimated loss at completion of the contract of approximately $1,625,000. The Company may continue to experience cost overruns on this contract due to unanticipated design and development problems and continuing delays in the completion of this contract, as well as other factors. Furthermore, the customer under the contract is entitled to withhold 10% of the contract price payable to the Company for a period of time following the final shipment and to offset such amount against any claims the customer may have against the Company, including any warranty claims. Any such withholding and/or offset would further exacerbate the Company's liquidity problems. The Company will also be obliged to fulfill warranty obligations on electric vehicles delivered under the contract for a period of one year, which may result in additional expense to the Company.

UNCERTAIN MARKET DEMAND FOR IVS-TM-; FURTHER REFINEMENT NEEDED; POSSIBLE DISPOSITION

          Development of the first generation IVS-TM- audio navigation product was completed and commercial sales commenced in December 1995. To date, sales of the product have been weak due to lower than anticipated consumer acceptance of the product and overall market demand. In 1995, the Company had pre-production orders for approximately 2,000 units. As of December 31, 1996, only approximately 2,700 units had been produced and sold. Of such units, approximately 270 are subject to one customer's right to return units for a refund of approximately $77,000. No assurance can be given that such units will not be returned. Moreover, the Company believes that the current IVS-TM- product is not commercially viable and will require further development, at significant cost, in order to have a reasonable prospect for commercial viability, particularly with respect to sales to automobile manufacturers. Based upon the results to date, the strategy of attempting to sell the IVS-TM-product in the aftermarket is questionable. As a result of weak demand for the product in its current form and the capital resources necessary to refine and market it, the Company is presently seeking to sell the IVS-TM- product line and the Company's interests in related technology or to find a strategic or financial

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partner to help further develop and market the IVS-TM- product.  If no such sale or relationship is consummated in the near future, the Company intends to discontinue sales and further development of the IVS-TM- and related technology.

POSSIBLE TERMINATION OF LICENSE OF VOICE-RECOGNITION SOFTWARE TECHNOLOGY USED IN IVS-TM-

          The Company has failed to make advance royalty payments required by the terms of the governing license agreement for certain voice-recognition software technology used in the IVS-TM-. This license may be terminated by either party upon a material breach of the agreement by the other party that remains uncured after a certain grace period. If the licensor were to terminate such license, in order to continue to manufacture and sell the IVS-TM-, the Company would either need to reach an accommodation with such licensor or identify and secure a license to use a substitute software technology, neither of which can be assured. The adaptation of substitute software technology under such circumstances might result in additional development costs to the Company. If the Company were unable to reach an accommodation with the licensor or identify and secure a substitute license, the Company's ability to sell the IVS-TM- product line and the Company's interests in related technology might be impaired.

LACK OF EXCLUSIVE LICENSES ON IVS-TM- AND HEATED AND COOLED SEATS; POTENTIAL LOSS OF EXCLUSIVITY OF LICENSE ON RADAR FOR MANEUVERING AND SAFETY

          The Company has entered into an agreement with the IVS-TM-licensor, Audio Navigation Systems, LLC ("ANS"), formerly Audio Navigation Systems, Inc., which resolved prior differences of interpretation of the license agreement covering the IVS-TM- technology. The new agreement provides, among other things, that ANS can produce, market and/or license others to make and sell products incorporating certain improvements made by the Company to the IVS-TM- technology that could compete directly with the Company's IVS-TM- product. The Company believes that ANS may introduce a competitive product in 1997. Such competition could have an adverse effect on the value of the Company's IVS-TM- product and on any future versions of such product. The Company also lacks an exclusive license for its heated and cooled seat technology. Consequently, such technology may be licensed to other entities, which may introduce seat products competitive with those of the Company. Such competitive products may be superior to the Company's seat products, and such competition may have a material adverse effect on sales of the Company's seat products and on the business and financial condition of the Company.

          The Company's exclusive license from the Regents of the University of California for the Company's radar technology

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requires the Company to achieve commercial sales of products by the end of
1998. Commercial sales are defined as sales of non-prototype products to at least one original equipment manufacturer. Failure to achieve commercial sales for a particular application will result in the loss of exclusivity of the license for that application, in which event the licensor will have the right to grant other entities a non-exclusive license for that application on terms no more favorable than those enjoyed by the Company.

LIMITED PROTECTION OF PATENTS AND PROPRIETARY RIGHTS; POTENTIAL DISPUTE WITH LICENSOR OF SEAT TECHNOLOGY

          The Company believes that patents and proprietary rights have been and will continue to be important in enabling the Company to compete. There can be no assurance that any patents will be granted or that the Company's or its licensors' patents and proprietary rights will not be challenged or circumvented or will provide the Company with any meaningful competitive advantages or that any pending patent applications will issue. Furthermore, there can be no assurance that others will not independently develop similar products or will not design around any patents that have been or may be issued to the Company or its licensors. Failure to obtain patents in certain foreign countries may materially adversely affect the Company's ability to compete effectively in certain international markets. The Company is aware that an unrelated party filed a patent application in Japan on March 30, 1992 with respect to certain improvements to the CCS technology developed by the Company. However, to date, this application remains subject to examination and therefore no patent has been issued to the party filing such application.
 If such patent were to issue and be upheld, it could have a material adverse effect upon the Company's ability to sell CCS products in Japan.

          The Company has a different understanding regarding technology improvements made by the Company than that of the licensor of certain technology used in the Company's heated and cooled seats. Such licensor has informed the Company that he believes that he is entitled to a license to use any improvements to such technology that the Company might develop. If such licensor were deemed to have such rights to use such improvements, such licensor may develop and sell seat products competitive with those of the Company, which competition may have a material adverse effect on sales of the Company's seats and its business and financial condition generally.

          The Company also relies on trade secrets that it seeks to protect, in part, through confidentiality and non-disclosure agreements with employees, customers and other parties. There can be no assurance that these agreements will not be breached, that the Company would have adequate remedies for any such breach or

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that the Company's trade secrets will not otherwise become known to or independently developed by competitors. To the extent that consultants, key employees or other third parties apply technological information independently developed by them or by others to the Company's proposed projects, disputes may arise as to the proprietary rights to such information which may not be resolved in favor of the Company. The Company may be involved from time to time in litigation to determine the enforceability, scope and validity of proprietary rights. Any such litigation could result in substantial cost to the Company and diversion of effort by the Company's management and technical personnel. Additionally, with respect to licensed technology, there can be no assurance that the licensor of the technology will have the resources, financial or otherwise, or desire to defend against any challenges to the rights of such licensor to its patents.

LACK OF CAPITAL TO FUND PROPOSED ELECTRIC VEHICLE JOINT VENTURE; STRATEGY UNTESTED; WRITE-OFF OF CAPITALIZED EXPENSES IN 1996 FOURTH QUARTER

          In February 1996, the Company entered into a memorandum of understanding (which by its terms expired on August 29, 1996) with a strategic partner to enter into a proposed joint venture in India to develop, market and/or manufacture electric vehicles. The terms of the joint venture called for the Company to contribute cash in the approximate amount of $2.2 million as well as the design and certain tooling for production of the electric vehicles to the joint venture in exchange for a minority equity stake. The Company presently lacks the capital to make such a financial contribution to a joint venture entity, and currently does not propose to apply any of the net proceeds of the Offering for such purpose. Accordingly, unless the terms of the joint venture were to be revised so as to eliminate or substantially reduce the Company's required capital contribution, or unless the Company can find a new or additional joint venture partner, the Company would be unable to participate in the proposed joint venture on its original terms. No assurance can be given that the Company will be able to reduce its required capital contribution to the proposed joint venture or obtain additional financing for the proposed joint venture. Furthermore, there can be no assurance that the Company and its proposed partner will ever consummate the proposed joint venture.

          Even if the Company were able to obtain sufficient funding to participate in the proposed joint venture in India or similar joint ventures in other countries, there can be no assurance that the governments of such countries would grant the necessary permits, authority and approvals for any such joint venture or similar enterprise or for the development, manufacture and sale of electric vehicles, that consumer interest would be sufficient or economic factors affecting consumer demand would be

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favorable to make such ventures financially feasible, or that competition will not exist or develop that would materially adversely affect the financial feasibility of such ventures. In addition, many of the Company's competitors in the electric vehicle market have greater financial resources than the Company.

          Prior to December of 1996, the Company treated certain costs totaling approximately $700,000 incurred in connection with prototype development in anticipation of the formation of the Indian joint venture as capitalized expenses. Because the joint venture may not be viable, the Company will treat such costs as current period expenses in December of 1996. Such expenses will increase losses during the fourth quarter of 1996 by approximately $700,000. See "Potential Charges to Income."

RESTATEMENT OF 1996 1ST QUARTER AND 2ND QUARTER FINANCIAL RESULTS

          On October 24, 1996, the Company filed two Forms 10Q/A amending the Company's quarterly reports on Form 10-Q for the periods ended March 31, 1996 and June 30, 1996, respectively, to adjust revenues and expenses associated with development contracts. In the six months ended June 30, 1996, these adjustments resulted in a decrease in revenues from development contracts of $1,500,000 and a decrease in expenses related to direct development contract costs of $570,000, which caused an increased operating loss and net loss of $930,000. Net loss per share for such period increased by $.23. The decrease in revenues from development contracts for the six months ended June 30, 1996 consisted of approximately $800,000 related to errors in the calculation of the revenue recognized under the Company's major electrical vehicle development contract. The correction of these errors also resulted in an increase in direct development contract costs of approximately $130,000 for the six months ended June 30, 1996. The remaining decrease in development contract revenue of approximately $700,000 related to the reversal of $700,000 in revenue and an equal amount of associated contract costs recognized prior to the finalization of the Company's proposed joint venture in India and related contracts therefrom. The $700,000 in costs were recorded as deferred contract costs. See "Lack of Capital to Fund Proposed Electric Vehicle Joint Venture; Strategy Untested; Write-off of Capitalized Expenses in 1996 Fourth Quarter."

DEPENDENCE ON AND STRAINED RELATIONS WITH VENDORS AND SUPPLIERS

          The Company is dependent on various vendors and suppliers for the components of its products. Although the Company believes that there are a number of alternative sources for most of these components, certain components are only available from a limited number of suppliers. Due to the Company's recent cash shortfalls, the Company has been unable to pay most of its vendors and suppliers on a timely basis.

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As a result, the Company believes that its relations with many of its vendors and suppliers may be strained. Many of such vendors and suppliers will no longer extend trade credit to the Company. There can be no assurance that any of such vendors and suppliers will not limit or cease doing business with the Company in the future or further alter the terms on which they do business with the Company. The loss of any significant supplier, in the absence of a timely and satisfactory alternative arrangement, or an inability to obtain essential components on reasonable terms or at all, could materially adversely affect the Company's business and operations. The Company's business and operations could also be materially adversely affected by delays in deliveries from suppliers.

DEFAULT UNDER BANK CREDIT LINE

          The Company has a secured line of credit from a commercial bank to borrow funds based on costs incurred and billings made under a major electric vehicle development contract. The Company has experienced significant delays and cost overruns under such electric vehicle contract, which may delay or impair the Company's ability to collect the remaining payments due under this contract. See "Electric Vehicle Cost Overruns and Significant Contract Losses." The line of credit is secured by a security interest in all of the Company's personal property, including, but not limited to, all accounts receivable, equipment, inventory and general intangibles. As of January 30, 1997, the Company had approximately $1,200,000 outstanding (including accrued interest) under the secured line of credit. The Company intends to use part of the proceeds of the Offering to repay all amounts due under the line of credit. The line of credit expired by its terms but has been extended orally until February 28, 1997. The Company has sought, and the Bank has advised the Company that it will soon deliver, a written extension to such date. However, the delivery of such a written extension cannot be assured.

          The Company has breached certain financial covenants under the line of credit, which default entitles the bank to declare all sums outstanding under the line of credit immediately due and payable. Any exercise by the bank of its rights and remedies under the line of credit prior to the repayment of all amounts due thereunder would have a material adverse effect on the Company. However, the bank has agreed orally to forbear until February 28, 1997 from exercising its rights and remedies with respect to the Company's breaches of the financial covenants. The Company has sought, and the bank has advised the Company that it will soon deliver, a written forebearance to such date. However, the delivery of a written forbearance to such date cannot be assured. The Company has agreed that it will not be entitled to make any further borrowings under the line of credit.


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LEGAL PROCEEDINGS

          HBI Financial Inc. ("HBI"), and DDJ Capital Management LLC ("DDJ"), each major shareholders of the Company, have threatened various claims against the Company and its directors and officers arising out of the December 1995 private placement by the Company of 750,000 shares of Class A Common Stock. In general, they allege that the Company provided misleading projections and failed to disclose certain information in connection with such private placement. The Company believes these allegations to be without merit. While, to the Company's knowledge, HBI and DDJ have commenced no legal action against the Company in connection with such claims, no assurance can be given that they will not do so in the future. If they were to commence such legal action, the Company would be forced to defend such action and/or settle with them, the costs of which defense and/or any resulting liability or settlement could have a material adverse effect on the Company's financial condition. John W. Clark, a director of the Company, is a general partner of an affiliate of HBI.

          The Company is subject to other litigation in the ordinary course of its business, none of which is expected to have a material adverse effect on the Company.

LIMITED MARKETING CAPABILITIES; UNCERTAINTY OF MARKET ACCEPTANCE

          Because of the sophisticated nature and early stage of development of its products, the Company will be required to educate potential customers and successfully demonstrate that the merits of the Company's products justify the costs associated with such products. In certain cases, the Company will likely encounter resistance from customers reluctant to make the modifications necessary to incorporate the Company's products into their products or production processes. In some instances, the Company may be required to rely on its distributors or other strategic partners to market its products. The success of any such relationship will depend in part on the other party's own competitive, marketing and strategic considerations, including the relative advantages of alternative products being developed and/or marketed by any such party. There can be no assurance that the Company will be able to market its products properly so as to generate meaningful product sales.

SPECIAL FACTORS APPLICABLE TO THE AUTOMOTIVE INDUSTRY IN GENERAL

          The automobile industry is cyclical and dependent on consumer spending. The Company's future sales may be subject to the same cyclical variations as the automotive industry in general. There have been recent reports of declines in sales of automobiles on a worldwide basis, and there can be no assurance that continued or increased declines in automobile production would not have a


                                       10

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material adverse effect on the Company's business or prospects. Additionally, automotive customers typically reserve the right to unilaterally cancel contracts completely or to require unilateral price reductions. Although they generally reimburse companies for actual out-of-pocket costs incurred with respect to the particular contract up to the point of cancellation, these reimbursements typically do not cover costs associated with acquiring general purpose assets such as facilities and capital equipment, and may be subject to negotiation and substantial delays in receipts by the Company.
Any unilateral cancellation of, or price reduction with respect to, any contract that the Company may obtain could reduce or eliminate any financial benefits anticipated from such contract and could have a material adverse effect on the Company's financial condition and results of operations.

DEPENDENCE ON KEY PERSONNEL; NEED TO RETAIN TECHNICAL PERSONNEL

          The Company's success will depend to a large extent upon the continued contributions of Lon E. Bell, Ph.D., Chief Executive Officer, President and Chairman of the Board of Directors and the founder of the Company, and Joshua M. Newman, Vice President of Corporate Development and Planning and a Director. The Company has obtained key-person life insurance coverage in the amount of $2,000,000 on the life of Dr. Bell and in the amount of $1,000,000 on the life of Mr. Newman. Neither Dr. Bell nor Mr. Newman is bound by an employment agreement with the Company. The loss of the services of Dr. Bell, Mr. Newman or any of the Company's executive personnel could materially adversely affect the Company. The success of the Company will also depend, in part, upon its ability to retain qualified engineering and other technical and marketing personnel. There is significant competition for technologically qualified personnel in the geographical area of the Company's business and the Company may not be successful in recruiting or retaining sufficient qualified personnel.

POTENTIAL CHARGES TO INCOME

          In connection with the Company's initial public offering completed in 1993, the Escrow Shares were placed (and currently remain) in an escrow account, and are subject to release to the beneficial owners of such shares in the event the Company attains certain pre-tax income goals. In the event any Escrow Shares are released to persons who are current or former officers or other employees of the Company, compensation expense will be recorded for financial reporting purposes. Accordingly, in the event of the release of the Escrow Shares from escrow, the Company will recognize during the periods in which the earnings thresholds are met or are probable of being met one or more substantial non-cash charges which would have the effect of substantially increasing the Company's loss or reducing or eliminating earnings, if any, at such time. Although the amount of compensation expense recognized by


                                       11

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the Company will not affect the Company's total shareholders' equity or reduce its working capital, it may have a depressive effect on the market price of the Company's securities. The Company also expects to incur a non-recurring charge to operations in each fiscal quarter up to and including the fiscal quarter in which the closing of the Offering occurs relating to the repayment of the promissory notes (the "Bridge Notes") issued in connection with the Bridge Financing and associated costs of their issuance the aggregate amount of which, together with the charge the Company will incur upon repayment of the Bridge Notes, will be approximately $500,000. In addition, during the fourth quarter of 1996, the Company will incur a charge of approximately $700,000 related to costs incurred in connection with the Company's proposed Indian joint venture. See "Lack of Capital to Fund Proposed Electric Vehicle Joint Venture; Strategy Untested; Write-off of Capitalized Expenses in 1996 Fourth Quarter."

DEPENDENCE ON GRANTS; GOVERNMENT AUDITS OF GRANTS

          For the year ended December 31, 1995, and for the nine months ended September 30, 1996, the Company received a total of $1,469,000 and $1,454,000, respectively, in Federal and state government grants to fund the Company's development of various of its products, including electric vehicles. As a result of budgetary pressures, fewer Federal and state grants of the kind obtained by the Company in the past are available and those that are available are increasingly difficult to obtain. No assurance can be given as to whether the Company will be able to obtain any such grants in the future.

          The Company's grants are subject to periodic audit by the granting government authorities for the purpose of confirming, among other things, progress in development and that grant moneys are being used and accounted for as required by the granting authority. If, as a result of any such audit, a granting authority were to disallow expenses submitted for reimbursement, such authority could seek recovery of such funds from the Company. The Company is not aware of any pending or threatened audits with respect to the Company's grants and does not have any reason to believe that any grant moneys have been applied in a manner inconsistent with grant requirements or that any grant audits are otherwise warranted or likely. However, no assurance can be given that any such audits will not be commenced in the future or that, if commenced, any such audits would not result in an obligation of the Company to reimburse funds to the granting authority.

FLUCTUATIONS IN QUARTERLY RESULTS; SIGNIFICANT DECLINE IN REVENUES EXPECTED; POSSIBLE VOLATILITY OF STOCK PRICE

          Factors such as announcements by the Company of quarterly variations in its financial results, or unexpected losses, could


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

cause the market price of the Class A Common Stock of the Company to fluctuate significantly. The results of operations in previous quarters have been partially dependent on large grants, orders and development contracts, which may not recur in the future. In addition, the Company's quarterly operating results may fluctuate significantly in the future due to a number of other factors, including timing of product introductions by the Company and its competitors, availability and pricing of components from third parties, timing of orders, foreign currency exchange rates, technological changes and economic conditions generally. Development contract revenues are expected to decline significantly in the next two fiscal quarters because the activity on the Company's major electric vehicle development contract is expected to diminish during the fourth quarter of 1996 and ultimately conclude at the end of 1996 with no replacement contract presently scheduled to follow. In recent years, the stock markets in general, and the share prices of technology companies in particular, have experienced extreme fluctuations. These broad market and industry fluctuations may adversely affect the market price of the Class A Common Stock. In addition, failure to meet or exceed analysts' expectations of financial performance may result in immediate and significant price and volume fluctuations in the Class A Common Stock.

POTENTIAL CONFLICTS OF INTEREST

          Affiliates of Lon E. Bell, Ph.D., Chief Executive Officer, President, Chairman of the Board of Directors, founder and a principal shareholder of the Company, are parties to certain business contracts and arrangements with the Company. These contracts and arrangements include the Company's lease of a manufacturing and office facility located in Alameda, California from CALSTART, a non-profit research and development consortium co-founded by Dr. Bell, several management contracts pursuant to which the Company manages certain electric vehicle grant programs obtained by CALSTART and an engineering design services contract pursuant to which the Company periodically engages Adaptrans, an entity owned by David Bell, Dr. Bell's son, to provide assistance with the Company's development of its electric vehicle Energy Management System. In addition, Dr. Bell has extended a $200,000 working capital loan to the Company, which loan is payable on demand, as well as a $100,000 working capital loan that is due and payable on the earlier of March 1, 1997 or the day after the completion of the Offering. These relationships and transactions, coupled with Dr. Bell's ownership of a significant percentage of the Company's Class A Common Stock and his membership on the Board of Directors, could give rise to conflicts of interest. The Company believes that such affiliate transactions are on terms no less favorable to the Company than those that could have been obtained from unaffiliated third parties.

          John W. Clark, a director of the Company, is a general partner of an affiliate of HBI. HBI and DDJ, each major


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

shareholders of the Company, have threatened various claims against the Company and its directors and officers arising out of the December 1995 private placement by the Company of 750,000 shares of Class A Common Stock. See "Legal Proceedings." While to the Company's knowledge neither HBI nor
DDJ has commenced any legal action against the Company, no assurance can be given that any such legal action will not be commenced in the future. The relationship of Mr. Clark with HBI, coupled with the fact that he is a member of the Company's Board of Directors, could give rise to conflicts of interest.

RISK OF FOREIGN SALES

          A substantial percentage of the Company's revenues to date have been from sales to foreign countries. Accordingly, the Company's business is subject to many of the risks of international operations, including governmental controls, tariff restrictions, foreign currency fluctuations and currency control regulations. However, substantially all sales to foreign countries have been denominated in U.S. dollars. As such, the Company's historical net exposure to foreign currency fluctuations has not been material. No assurance can be given that future contracts will be denominated in U.S. dollars, however.

POSSIBLE DELISTING OF SECURITIES FROM THE NASDAQ STOCK MARKET

          While the Company's Class A Common Stock is currently listed on the Nasdaq SmallCap Market and the Class A Warrants meet the current Nasdaq listing requirements and are expected to be initially listed on Nasdaq, there can be no assurance that the Company will meet the criteria for continued listing. Continued inclusion on the Nasdaq generally requires that (i) the Company maintain at least $2,000,000 in total assets and $1,000,000 in capital and surplus, (ii) the minimum bid price of the Common Stock be $1.00 per share, (iii) there be at least 100,000 shares in the public float valued at $200,000 or more, (iv) the Common Stock have at least two active market makers and (v) the Common Stock be held by at least 300 holders. Nasdaq has recently proposed certain modifications to the listing requirements that would make them even more stringent. Pursuant to such proposed modifications, continued inclusion on the Nasdaq would require that (i) the Company maintain
(A) net tangible assets (defined as total assets less total liabilities and goodwill) of at least $2,000,000, (B) net income of $500,000 in two of the last three years, or (C) market capitalization of at least $35,000,000, (ii) the minimum bid price of the Common Stock be $1.00 per share, (iii) there be at least 500,000 shares in the public float valued at $1,000,000 or more,
(iv) the Common Stock have at least two active market makers and (v) the Common Stock be held by at least 300 holders.

          If the Company is unable to satisfy Nasdaq's maintenance requirements, its securities may be delisted from Nasdaq. In such event, trading, if any, in the Class A Common Stock and Class A Warrants would thereafter be conducted in the over-the-counter market in the so-called "pink sheets" or on the NASD's "Electronic Bulletin Board." Consequently, the liquidity of the Company's securities could be impaired, not only in the number of securities which could be bought and sold, but also through delays in the timing of transactions, reduction in security analysts' and the news media's coverage of the Company and lower prices for the Company's securities than might otherwise be attained.

RISKS OF LOW-PRICED STOCK

          If the Company's securities were delisted from Nasdaq (See "Possible Delisting of Securities from the Nasdaq Stock Market"), they could become subject to Rule 15g-9 under the Securities Exchange Act of 1934, which imposes additional sales practice requirements on broker-dealers which sell such securities to persons other than established customers and "accredited investors" (generally, individuals with net worths in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by this rule, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser's written consent to the transaction prior to sale. Consequently, such rule may adversely affect the ability of broker-dealers to sell the Company's securities and may adversely affect the ability of purchasers in the Offering to sell in the secondary market any of the securities acquired hereby.

          Commission regulations define a "penny stock" to be any non-Nasdaq equity security that has a market price (as therein defined) of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in a penny stock, of a disclosure schedule prepared by the Commission relating to the penny stock market. Disclosure is also required to be made about commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stocks.

          The foregoing required penny stock restrictions will not apply to the Company's securities if such securities are listed on Nasdaq and have certain price and volume information provided on a current and continuing basis or meet certain minimum net tangible assets or average revenue criteria. There can be no assurance that the Company's securities will qualify for exemption from these restrictions. In any event, even if the Company's securities were exempt from such restrictions, they would remain subject to Section 15(b)(6) of the Exchange Act, which gives the Commission the authority to prohibit any person that is engaged in unlawful conduct while participating in a distribution of a penny stock from associating with a broker-dealer or participating in a distribution of a penny stock, if the Commission finds that such a restriction would be in the public interest. If the Company's securities were subject to the rules on penny stocks, the market liquidity for the Company's securities could be severely adversely affected.

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

                                   SIGNATURES

          Pursuant to the requirement of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  January 30, 1997                AMERIGON INCORPORATED

                                        By   /s/  R. John Hamman, Jr.
                                        Its  Vice President